Exhibit 10.2

Loan No. 00031748T02-A

AMENDED AND RESTATED REVOLVING TERM PROMISSORY NOTE

THIS AMENDED AND RESTATED REVOLVING TERM PROMISSORY NOTE (this “Promissory Note”) to the Credit Agreement  dated July 3, 2017 (such agreement, as may be amended, hereinafter referred to as the “Credit Agreement”), is entered into as of February 23, 2018 between FARM CREDIT SERVICES OF AMERICA, FLCA, a federally-chartered instrumentality of the United States (“Lender”) and LINCOLNWAY ENERGY, LLC, Nevada, Iowa, a limited liability company (together with its permitted successors and assigns, the “Borrower”).  Capitalized terms not otherwise defined in this Promissory Note will have the meanings set forth in the Credit Agreement.

RECITALS

(A)        This Promissory Note amends, restates, replaces and supersedes, but does not constitute payment of the indebtedness evidenced by, the promissory note set forth in the Amended and Restated Revolving Term Promissory Note numbered 00031748T02, dated as of July 3, 2017 between Lender and the Borrower.

SECTION 1.          REVOLVING TERM COMMITMENT.  On the terms and conditions set forth in the Credit Agreement and this Promissory Note, Lender agrees to make loans to the Borrower during the period set forth below in an aggregate principal amount not to exceed the Maximum Commitment Amount set forth below at any one time outstanding (the “Commitment”).  The Maximum Commitment Amount will be $21,000,000.00 initially and will reduce during the term of the Commitment as follows.  Within the limits of the Commitment, the Borrower may borrow, repay and re-borrow.

Maximum Commitment Amount	From	Up to and Including
$17,400,000.00	July 1, 2019	June 30, 2020
$13,800,000.00	July 1, 2020	June 30, 2021
$10,200,000.00	July 1, 2021	June 30, 2022
$6,600,000.00	July 1, 2022	June 30, 2023
$3,000,000.00	July 1, 2023	July 1, 2024

SECTION 2.            PURPOSE.  The purpose of the Commitment is to finance construction projects and provide working capital to the Borrower.

SECTION 3.           TERM.  The term of the Commitment will be from the date hereof, up to and including July 1, 2024 , or such later date as Agent may, in its sole discretion, authorize in writing (the “Term Expiration Date”).

SECTION 4.            LIMITS ON ADVANCES, AVAILABILITY, ETC.  The loans will be made available as provided in Article 2 of the Credit Agreement.

SECTION 5.           INTEREST.  (A)The Borrower agrees to pay interest on the unpaid balance of the loan(s) in accordance with the following interest rate option(s):

LINCOLNWAY ENERGY, LLC
Nevada, Iowa
Promissory Note No. 00031748T02-A
(A)        One-Month LIBOR Index Rate.  At a rate (rounded upward to the nearest 1/100th and adjusted for reserves required on Eurocurrency Liabilities (as hereinafter defined) for banks subject to FRB Regulation D (as hereinafter defined) or required by any other federal law or regulation) per annum equal at all times to 3.150% above the higher of:  (1) zero percent (0.00%); or (2) the rate reported at 11:00 a.m. London time for the offering of one (1)‑month U.S. dollars deposits, by Bloomberg Information Services (or any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by Agent from time to time, for the purpose of providing quotations of interest rates applicable to dollar deposits in the London interbank market) on the first U.S. Banking Day (as hereinafter defined) in each week, with such rate to change weekly on such day.  The rate will be reset automatically, without the necessity of notice being provided to Agent, the Borrower, or any other party, on the first U.S. Banking Day of each succeeding week, and each change in the rate will be applicable to all balances subject to this option.  Information about the then-current rate will be made available upon telephonic request.  For purposes hereof:  (a) “U.S. Banking Day” means a day on which Agent is open for business and banks are open for business in New York, New York; (b) “Eurocurrency Liabilities” will have the meaning as set forth in “FRB Regulation D”; and (c) “FRB Regulation D” means Regulation D as promulgated by the Board of Governors of the Federal Reserve System, 12 CFR Part 204, as amended.

(B)        Quoted Rate.  At a fixed rate per annum to be quoted by Agent in its sole discretion in each instance.  Under this option, rates may be fixed on such balances and for such periods, as may be agreeable to Agent in its sole discretion in each instance, provided that:  (1) the minimum fixed period will be 365 days; (2) amounts may be fixed in an amount not less than $100,000.00 or multiples thereof; and (3) the maximum number of fixes in place at any one time will be five.

(C)        LIBOR.  At a fixed rate per annum equal to LIBOR (as hereinafter defined), plus 3.150%.  Under this option:  (1) rates may be fixed for Interest Periods (as hereinafter defined) of 1, 2, 3, 6, or 12 months, as selected by the Borrower; (2) amounts may be fixed in an amount not less than $100,000.00 or multiples thereof; (3) the maximum number of fixes in place at any one time will be five; (4) rates may only be fixed on a Banking Day (as hereinafter defined) on three Banking Days’ prior written notice, and (5) no Interest Period will end later than the maturity date of the Commitment as may be extended from time to time.  For purposes hereof:  (a) "LIBOR" means the higher of:  (i) zero percent (0.00%); or (ii) the rate (rounded upward to the nearest 1/100th and adjusted for reserves required on Eurocurrency Liabilities (as hereinafter defined) for banks subject to FRB Regulation D (as hereinafter defined) or required by any other federal law or regulation) reported at 11:00 a.m. London time two Banking Days before the commencement of the Interest Period for the offering of U.S. dollar deposits in the London interbank market for the Interest Period designated by the Borrower, by Bloomberg Information Services (or any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by Agent from time to time, for the purpose of providing quotations of interest rates applicable to dollar deposits in the London interbank market); (b) "Banking Day" means a day on which Agent is open for business, dealings in U.S. dollar deposits are being carried out in the London interbank market, and banks are open for business in New York City and London, England; (c) "Interest Period" means a period commencing on the date this option is to take effect and ending on the numerically corresponding day in the next calendar month or the month that is 1, 2, 3, 6, or 12 months thereafter, as the case may be; provided, however, that:  (i) in the event such ending day is not a Banking Day, such period will be extended to the next Banking Day unless such next Banking Day falls in the next calendar month, in which case it will end on the preceding Banking Day; and (ii) if there is no numerically corresponding day in the month, then such period will end on the last Banking Day in the relevant month; (d) “Eurocurrency Liabilities” will have meaning as set forth in FRB Regulation D; and (e) “FRB Regulation D” means Regulation D as promulgated by the Board of Governors of the Federal Reserve System, 12 CFR Part 204, as amended.

LINCOLNWAY ENERGY, LLC
Nevada, Iowa
Promissory Note No. 00031748T02-A
The Borrower will select the applicable rate option at the time it requests a loan hereunder and may, subject to the limitations set forth above, elect to convert balances bearing interest at the variable rate option to one of the fixed rate options.  If the Borrower fails to elect an interest rate option, interest will accrue at the variable interest rate option.  Upon the expiration of any fixed rate period, interest will automatically accrue at the variable rate option unless the amount fixed is repaid or fixed for an additional period in accordance with the terms hereof.  Notwithstanding the foregoing, rates may not be fixed for periods expiring after the maturity date of the loans and rates may not be fixed in such a manner as to cause the Borrower to have to break any fixed rate balance in order to pay any installment of principal.  All elections provided for herein will be made electronically (if applicable), telephonically or in writing and must be received by Agent not later than 12:00 p.m. Denver, Colorado time in order to be considered to have been received on that day; provided, however, that in the case of LIBOR rate loans, all such elections must be confirmed in writing upon Agent’s request.  Interest will be calculated on the actual number of days each loan is outstanding on the basis of a year consisting of 360 days and will be payable monthly in arrears by the 20th day of the following month or on such other day as Agent will require in a written notice to the Borrower (“Interest Payment Date”); provided, however, in the event the Borrower elects to fix all or a portion of the indebtedness outstanding under the LIBOR interest rate option above, at Agent’s option upon written notice to the Borrower, interest will be payable at the maturity of the Interest Period and if the LIBOR interest rate fix is for a period longer than three months, interest on that portion of the indebtedness outstanding will be payable quarterly in arrears on each three-month anniversary of the commencement date of such Interest Period, and at maturity.

SECTION 6.           INTEREST REPRICING.  The Borrower acknowledges that interest rates available on the date hereof in Sections 5(A) and 5(C) above (the “Available Rates”), may not represent the true cost of funds incurred by Lender in connection with making this Commitment available to Borrower.  In recognition of the foregoing the Agent shall, on the third and sixth anniveraries of the date hereof (“Reset Date”), increase or decrease the Available Rates applicable to this Commitment by the basis points difference between the Current Cost of Funds and the Closing Date Cost of Funds, which increase or decrease shall remain in effect until the Reset Date or Term Expiration Date.  As used herein:

(A)        “Closing Date Cost of Funds” means the difference between (a) the all-in one-month LIBOR Floating Note Rate cost of funds paid by Lender as indicated by the Farm Credit Funding Corporation and (b) the one-month LIBOR Rate, as of the date hereof.

(B)        “Current Cost of Funds” means, as of any Reset Date, the difference, if any, between the all-in one-month LIBOR Floating Note Rate cost of funds paid by Lender as indicated by the Farm Credit Funding Corporation and the one-month LIBOR Rate as of such date.

(C)        “LIBOR Floating Note Rate” means, as of any date, the estimated funding cost, including standard underwriting fees, for new 3-year floating farm credit debt securities issued into the primary market based on market observations on such date indicated at approximately 9:30 a.m. Eastern time; provided that such indications represent the Farm Credit Funding Corporation's best estimate of the cost of new debt issues based on a combination of daily surveys of selected farm credit selling group members (participating bond dealers) and ongoing monitoring of the fixed income markets for actual, recent, primary market issuance by other government-sponsored enterprises of similar bonds and notes and pricing within related derivative markets, particularly the interest rate swap market. Historical information on such funding costs is available, for the prior week, on the Farm Credit Funding Corporation’s website (http://www.farmcreditfunding.com/ffcb_live/fundingCostIndex.html) under the “Output” tab of the most recent spreadsheet.

LINCOLNWAY ENERGY, LLC
Nevada, Iowa
Promissory Note No. 00031748T02-A
SECTION 7.           PROMISSORY NOTE.  The Borrower promises to repay on the date of each reduction in the Commitment set forth in the schedule in Section 1 above, the outstanding principal, if any, that is in excess of the reducing Commitment amount set forth in the aforementioned schedule, followed by a final installment in an amount equal to the remaining unpaid principal balance of the loans on the Term Expiration Date.

In addition to the above, the Borrower promises to pay interest on the unpaid principal balance of the loans at the times and in accordance with the provisions set forth herein.

SECTION 8.           SECURITY.  The Borrower’s obligations hereunder and, to the extent related hereto, under the Credit Agreement, will be secured as provided in Section 2.4 of the Credit Agreement.

SECTION 9.           FEES.

(A)        Amendment Fee.  In consideration of the Commitment, the Borrower agrees to pay to Agent on the execution hereof, a fee in the amount of $4,500.00.

(B)        Commitment Fee.  In consideration of the Commitment, the Borrower agrees to pay to Agent a commitment fee on the average daily unused available portion of the Commitment at the rate of 0.500% per annum (calculated on a 360-day basis), payable monthly in arrears by the 20th day following each month.  Such fee will be payable for each month (or portion thereof) occurring during the original or any extended term of the Commitment.

SECTION 10.         LETTERS OF CREDIT.  INTENTIONALLY OMITTED.

SIGNATURE PAGE FOLLOWS

LINCOLNWAY ENERGY, LLC
Nevada, Iowa
Promissory Note No. 00031748T02-A
SIGNATURE PAGE TO PROMISSORY NOTE

IN WITNESS WHEREOF, the parties have caused this Promissory Note to the Credit Agreement to be executed by their duly authorized officer(s).

LINCOLNWAY ENERGY, LLC

By:	/s/ Kristine A. Strum

Name:	Kristine A. Strum

Title:	Director of Finance

LINCOLNWAY ENERGY, LLC
Nevada, Iowa
Promissory Note No. 00031748T02-A
SIGNATURE PAGE TO PROMISSORY NOTE

IN WITNESS WHEREOF, the parties have caused this Promissory Note to the Credit Agreement to be executed by their duly authorized officer(s).

FARM CREDIT SERVICES OF AMERICA, FLCA

By:	/s/ Andrew D. McKay

Name:	Andrew D. McKay

Title:	Vice President